Exhibit 10.5

                          SUBORDINATED PROMISSORY NOTE

$1,930,493                                            August 31, 1997
                                                      Raleigh, North Carolina

        For value received, the undersigned, Business Telecom, Inc., a North Carolina corporation, (the "Maker"), hereby promises to pay to the order of Peter T. Loftin, (the "Lender"), with an address of 4300 Six Forks Road, Raleigh, North Carolina or at such other place, or to such other party as the holder of this Note may from time to time designate in writing, in lawful currency of the United States, the principal sum of one million, nine hundred and thirty thousand, four hundred ninety three and 00/100 dollars ($1,930,493), in immediately available funds, together with interest at the rate provided below from and after the date hereof. Interest shall accrue on the unpaid principal balance of this Note at the prime rate as announced from time to time in the Wall Street Journal ("Prime Rate") from and after the date hereof. It is understood and agreed that additional amounts may be advanced by the holder hereof as provided in the instruments, if any, securing this Note and such advances will be added to the principal of this Note and will accrue interest at the above specified rate of interest from the date of advance until paid. The principal balance of this Note and all interest accruing thereon shall be payable as follows:

        Principal and accrued interest shall be due and payable in twenty-four
(24) monthly installments in amounts indicated on the amortization schedule attached as Schedule A, commencing on the date one month following the date of the consummation of BTI's repurchase of shares of BTI Common Stock held by A.B. Andrews pursuant to the Stock Purchase Option and Put Option Agreement dated July 1, 1992, as amended, among the Maker, the Lender and A.B. Andrews (the "Share Repurchase Date") and continuing thereafter on the same day of each succeeding month thereafter with the last monthly installment being due and payable on September 22, 1999.

        This Note may be prepaid in whole or in part at any time without premium or penalty. The Lender by his acceptance hereof agrees that the payment obligations hereunder are expressly subordinated pursuant to that certain Agreement of Subordination between the Lender and General Electric Capital Corporation, as Agent under the Loan Agreement (defined therein), dated September 22, 1997.

        In the event the undersigned defaults in payment of any installment as the same becomes due, and such default is not cured within ten (10) days after receipt of written notice to the undersigned, then in either such event the holder of this Note may without further notice, declare the remainder of the principal sum of this Note, together with all interest accrued thereon, at once due and payable and may exercise any and all other remedies available on account of a default hereunder. Failure to exercise the option of acceleration of maturity shall

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not constitute a waiver of the right to exercise the same at any other time.

        During any period of time this Note is in default, this Note shall bear interest at the Prime Rate plus five percent (5%) per annum, or the maximum contract rate permitted by law, whichever is less, until paid.

        Upon default, the holder of this Note may employ an attorney to enforce the holder's rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the holder reasonable attorneys' fees not exceeding a sum equal to fifteen percent (15%) of the outstanding balance owing on said Note, plus all other reasonable expenses incurred by the holder in exercising any of the holder's right and remedies upon default.

        This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum contract rate which is permitted by law. If, by the terms of this Note, Maker is at any time required or obligated to pay interest at a rate in excess of such rate, the maximum contract rate of interest under this Note shall be deemed to be immediately reduced to such maximum contract rate and interest payable hereunder shall be computed at such maximum contract rate and the portion of all prior interest payments in excess of such maximum contract rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

        All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, notice of protest and notice of dishonor, and further waive any rights which they may have to require Lender to proceed against any other person or property, agree that without notice to any party and without affecting any party's liability, Lender, at any time or times, may grant extensions of the time for payment or other indulgences to any party or permit the renewal, amendment or modification of this Note, and may add or release any party primarily or secondarily liable and agree that Lender may apply all monies made available to it from the disposition of any security for this Note either to this Note or to any other obligation of any of the parties to Lender, as Lender may elect from time to time.

        The failure of Lender to exercise any right or remedy provided hereunder or available at law shall not be a waiver or release of such rights or remedies or the right to exercise any right or remedy at another time.

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

        In the event any one or more of the provisions contained in this Note, or any other document or instrument executed in connection herewith shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Note, or any other such document or instrument, and this Note, and such other document or instrument shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein or therein. Notwithstanding anything contained herein to the contrary, in the event any one or more of the provisions contained in this Note, or any other document or instrument executed in connection herewith shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect and materially affect Maker's obligation to pay the indebtedness evidenced hereby or any security therefor, Lender shall have the option to declare the entire principal sum hereof and accrued but unpaid interest thereon to be then immediately due and payable.

        This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

        All notices, demands or requests required or permitted under the terms of this Note to be given by or to the Maker or the Lender (a) shall be in writing, and (b) unless and until otherwise specified in a written notice actually received by the respective parties or any of them, shall be sent to the parties at their addresses set forth above.

        This Note shall be construed in accordance with the laws of the State of North Carolina.

        IN WITNESS WHEREOF, Maker has duly executed this Note under seal effective as of the date first above written.

                                          Business Telecom, Inc.

                                          By:__________________________________

                                          Name:________________________________

                                          Title:_______________________________

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

                               Schedule A

Loftin Shareholder Note

Compound Period........... Monthly

Nominal Annual Rate....... 8.500  %
Effective Annual Rate..... 8.839  %
Periodic Rate............. 0.7083 %
Daily Rate................ 0.02329%

CASH FLOW DATA

  Event      Start Date       Amount    Number Period      End Date
---------   -----------   ------------  ------ -------    ----------
1 Loan       09/22/1997   1,930,493.00    1
2 Payment    10/22/1997      87,751.86   24    Monthly    09/22/1999

AMORTIZATION SCHEDULE - Normal Amortization

       Date            Payment       Interest         Principal    Balance
      ------          --------       --------         ---------    --------

Loan  09/22/1997                                                  1,930,493.00
   1  10/22/1997      87,751.86      13,674.33        74,077.53   1,856,415.47
   2  11/22/1997      87,751.86      13,149.61        74,602.25   1,781,813.22
   3  12/22/1997      87,751.86      12,621.18        75,130.68   1,706,682.54
1997  Totals         263,255.58      39,445.12       223,810.46

   4  01/22/1998      87,751.86      12,089.00        75,662.86   1,631,019.66
   5  02/22/1998      87,751.86      11,553.06        76,198.80   1,554,820.88
   6  03/22/1998      87,751.86      11,013.31        76,738.55   1,478,082.33
   7  04/22/1998      87,751.86      10,469.75        77,282.11   1,400,800.22
   8  05/22/1998      87,751.86       9,922.33        77,829.53   1,322,970.69
   9  06/22/1998      87,751.86       9,371.04        76,380.82   1,244,589.87
  10  07/22/1998      87,751.86       8,815.84        78,936.02   1,165,653.85
  11  08/22/1998      87,751.86       8,256.71        79,495.15   1,086,158.70
  12  09/22/1998      87,751.86       7,693.62        80,058.24   1,006,100.46
  13  10/22/1998      87,751.86       7,126.54        80,625.32     925,475.14
  14  11/22/1998      87,751.86       6,555.45        81,196.41     844,278.73
  15  12/22/1998      87,751.86       5,980.31        81,771.55     762,507.18
1998  Totals       1,053,022.32     108,846.96       944,175.36

  16  01/22/1999      87,751.86       5,401.09        82,350.77     680,156.41
  17  02/22/1999      87,751.86       4,817.77        82,934.09     597,222.32
  18  03/22/1999      87,751.86       4,230.32        83,521.54     513,700.78
  19  04/22/1999      87,751.86       3,638.71        84,113.15     429,587.83
  20  05/22/1999      87,751.86       3,042.91        84,708.95     344,878.68
  21  06/22/1999      87,751.86       2,442.89        85,308.97     259,569.71
  22  07/22/1999      87,751.86       1,838.62        85,913.24     173,656.47
  23  08/22/1999      87,751.86       1,230.07        86,521.79      87,134.68
  24  09/22/1999      87,751.86         617.18        87,134.68           0.00
1999  Totals         789,766.74      27,259.56       762,507.18

Grand Totals       2,106,044.64     175,551.64     1,930,493.00


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